SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015
World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

    (a) and (b) World Wrestling Entertainment, Inc. held its Annual Meeting of Stockholders on April 23, 2015. Of the 456,216,480 votes in respect of shares outstanding and entitled to vote, 451,104,010 votes were represented at the meeting, or approximately a 99% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 - Election of Directors

•	Elected the following ten individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2016 and until their successors have been duly elected and qualified.

	For	Withheld	Broker Non-Votes

Vincent K. McMahon	443,789,034	115,850	7,199,126
Stephanie McMahon	443,469,034	435,850	7,199,126
Paul Levesque	443,464,648	440,236	7,199,126
Stuart U. Goldfarb	443,841,611	63,273	7,199,126
Patricia A. Gottesman	443,843,693	61,191	7,199,126
Laureen Ong	443,843,371	61,513	7,199,126
Joseph H. Perkins	443,836,055	68,829	7,199,126
Robyn W. Peterson	443,844,309	60,575	7,199,126
Frank A. Riddick, III	443,842,435	62,449	7,199,126
Jeffrey R. Speed	443,845,373	59,511	7,199,126

Proposal 2 -Ratification of Appointment of Independent Auditors

•
Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015. There were 450,942,648 votes for the ratification of the appointment, 94,978 votes against the ratification of the appointment, and 66,384 abstentions.

Proposal 3 - Advisory Vote on Executive Compensation

•
In an advisory vote, approved the compensation paid to the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

For	Against	Abstentions	Broker Non Votes

442,496,949	1,364,236	43,699	7,199,126

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ James W. Langham
James W. Langham SVP, Assistant General Counsel

Dated: April 23, 2015